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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 33-51314 and 33-73624) and S-3 (No. 33-47894) of
Franklin Covey Co., of our report dated September 20, 1995, appearing on page 17 of this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 19 of this Form 10-K.

/s/ Price Waterhouse LLP

Price Waterhouse LLP
Salt Lake City, Utah
November 21, 1997

SEC 2400.981